Exhibit 99.1

Citius Pharmaceuticals, Inc. Reports Fiscal Third Quarter 2025 Financial Results and Provides Business Update

$12.5 million in gross financings raised during the quarter, with an additional $9 million raised by Citius Oncology in July 2025, to facilitate LYMPHIR pre-launch initiatives and drive successful market introduction

CRANFORD, N.J., August 12, 2025 -- Citius Pharmaceuticals, Inc. (“Citius Pharma” or the “Company”) (Nasdaq: CTXR), a late-stage biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products, today reported financial results for its fiscal third quarter ended June 30, 2025, and provided a business update.

“During the third quarter, Citius advanced its strategic priorities, and we believe we are now operationally positioned to transition from a development-stage enterprise to a fully integrated commercial organization. Final preparations are underway by our oncology subsidiary for the planned U.S. launch of LYMPHIR™ in the fourth quarter of 2025,” said Leonard Mazur, Chairman and CEO of Citius Pharmaceuticals.

“In June 2025, we completed a $6 million registered direct offering, with the potential for an additional $9.8 million upon full warrant exercise, to fund commercialization activities and corporate operations. In July 2025, Citius Oncology further strengthened its capital position with $9 million in gross proceeds from a public offering. These financings, any proceeds we might receive from exercise of the June 2025 warrants and other capital raising activities during the quarter, together with the completion of major launch-enabling activities including commercial-scale manufacturing, labeling, packaging, and distribution services agreements with leading specialty pharmaceutical partners indicate we are well-prepared to deliver LYMPHIR to patients with cutaneous T-cell lymphoma, an underserved population in need of new treatment options. At the same time, we remain focused on advancing Mino-Lok and continue to engage with the U.S. Food and Drug Administration as we evaluate the best path forward for this potentially transformative antibiotic lock solutions for patients with catheter-related bloodstream infections,” added Mazur.

FISCAL THIRD QUARTER 2025 Financial Results:

•	R&D expenses were $1.6 million for the quarter ended June 30, 2025, compared to $2.8 million for the quarter ended June 30, 2024;

•	G&A expenses were $4.4 million for the quarter ended June 30, 2025, as compared to $4.8 million for the quarter ended June 30, 2024;

•	Stock-based compensation expense was $2.7 million for the quarter ended June 30, 2025, as compared to $3.1 million for the quarter ended June 30, 2024;

•	Net loss was $9.2 million, or ($0.80) per share, for the quarter ended June 30, 2025, as compared to a net loss of $10.6 million, or ($1.57) per share, for the quarter ended June 30, 2024, as adjusted for the reverse stock split;

•	At June 30, 2025, Citius Pharma had cash and cash equivalents of $6.1 million available to fund its operations. During the nine months ended June 30, 2025, the Company received net proceeds of $16.5 million from the issuance of equity and $1 million from the issuance of a note payable; and,

•	On July 17, 2025, Citius Oncology completed a public offering generating net proceeds of approximately $7.4 million, after deducting placement agent fees and other offering expenses.

For a complete discussion of our financial results, please refer to our Quarterly Report on Form 10-Q for the period ended June 30, 2025, filed today with the SEC and available at www.sec.gov.

About Citius Pharmaceuticals, Inc.

Citius Pharma is a biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products. In August 2024, the FDA approved LYMPHIR™, a targeted immunotherapy for an initial indication in the treatment of cutaneous T-cell lymphoma. Citius Pharma’s late-stage pipeline also includes Mino-Lok®, an antibiotic lock solution to salvage catheters in patients with catheter-related bloodstream infections, and CITI-002 (Halo-Lido), a topical formulation for the relief of hemorrhoids. A Pivotal Phase 3 Trial for Mino-Lok and a Phase 2b trial for Halo-Lido were completed in 2023. Mino-Lok met primary and secondary endpoints of its Phase 3 Trial. Citius Pharma is actively engaged with the FDA to outline next steps for both programs. Citius Pharma owns 84% of Citius Oncology. For more information, please visit www.citiuspharma.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are made based on our expectations and beliefs concerning future events impacting Citius Pharma. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “plan,” “should,” and “may” and other words and terms of similar meaning or use of future dates. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated, and, unless noted otherwise, that apply to Citius Pharma are: our need for substantial additional funds and our ability to raise additional money to fund our operations beyond September 2025 and for at least the next 12 months as a going concern; our ability to commercialize LYMPHIR, including covering the costs of licensing payments, product manufacturing and other third-party goods and services, through our majority-owned subsidiary and any of our other product candidates that may be approved by the FDA; our ability to maintain compliance with Nasdaq’s continued listing standards; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; the estimated markets for our product candidates and the acceptance thereof by any market; the ability of our product candidates to impact the quality of life of our target patient populations; risks related to research using our assets but conducted by third parties; risks relating to the results of research and development activities, including those from our existing and any new pipeline assets; our dependence on third-party suppliers; our ability to procure cGMP commercial-scale supply; uncertainties relating to preclinical and clinical testing; the early stage of products under development; market, economic and other conditions; risks related to our growth strategy; patent and intellectual property matters; our ability to identify, acquire, close and integrate product candidates and companies successfully and on a timely basis; government regulation; competition; as well as other risks described in our Securities and Exchange Commission (“SEC”) filings. These risks have been and may be further impacted by any future public health risks. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding our business are described in detail in our SEC filings which are available on the SEC’s website at www.sec.gov, including in Citius Pharma’s Annual Report on Form 10-K for the year ended September 30, 2024, filed with the SEC on December 27, 2024, as amended on January 27, 2025, Citius Pharma’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 12, 2025, and as updated by our subsequent filings with the SEC. These forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Investor Contact:

Ilanit Allen

ir@citiuspharma.com

908-967-6677 x113

Media Contact:

STiR-communications

Greg Salsburg

Greg@STiR-communications.com

-- Financial Tables Follow –

CITIUS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	September 30,
	2025	2024
ASSETS
Current Assets:
Cash and cash equivalents	$6,089,126	$3,251,880
Inventory	17,208,967	8,268,766
Prepaid expenses	1,313,176	2,700,000
Total Current Assets	24,611,269	14,220,646

Operating lease right-of-use asset, net	880,732	246,247

Deposits	38,062	38,062
In-process research and development	92,800,000	92,800,000
Goodwill	9,346,796	9,346,796
Total Other Assets	102,184,858	102,184,858

Total Assets	$127,676,859	$116,651,751
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$10,094,042	$4,927,211
License payable	28,400,000	28,400,000
Accrued expenses	8,523,675	17,027
Accrued compensation	3,710,041	2,229,018
Note payable	1,000,000	-
Operating lease liability	114,694	241,547
Total Current Liabilities	51,842,452	35,814,803

Deferred tax liability	7,506,520	6,713,800
Operating lease liability - noncurrent	766,957	21,318
Total Liabilities	60,115,929	42,549,921

Commitments and Contingencies

Stockholders’ Equity:
Preferred stock - $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock - $0.001 par value; 250,000,000 and 16,000,000 shares authorized; 14,475,029 and 7,247,243 shares issued and outstanding at June 30, 2025 and September 30, 2024, respectively	14,475	7,247
Additional paid-in capital	295,888,916	271,440,421
Accumulated deficit	(230,844,841)	(201,370,218)
Total Citius Pharmaceuticals, Inc. Stockholders’ Equity	65,058,550	70,077,450
Non-controlling interest	2,502,380	4,024,380
Total Equity	67,560,930	74,101,830
Total Liabilities and Equity	$127,676,859	$116,651,751

Reflects a 1-for-25 reverse stock split effective November 25, 2024.

CITIUS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2025 AND 2024

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2025	2024	2025	2024
Revenues	$—	$—	$—	$—
Operating Expenses
Research and development	1,621,325	2,763,865	7,514,888	8,991,673
General and administrative	4,447,008	4,808,551	14,626,882	12,755,190
Stock-based compensation – general and administrative	2,719,674	3,061,763	7,946,529	9,198,340
Total Operating Expenses	8,788,007	10,634,179	30,088,299	30,945,203

Operating Loss	(8,788,007)	(10,634,179)	(30,088,299)	(30,945,203)

Other Income (Expense)
Interest income	20,637	204,843	56,658	640,686
Gain on sale of New Jersey net operating losses	—	—	—	2,387,842
Interest expense	(172,262)	—	(172,262)	—
Total Other Income (Expense)	(151,625)	204,843	(115,604)	3,028,528

Loss before Income Taxes	(8,939,632)	(10,429,336)	(30,203,903)	(27,916,675)
Income tax expense	264,240	144,000	792,720	432,000

Net Loss	(9,203,872)	(10,573,336)	(30,996,623)	(28,348,675)
Deemed dividend on warrant extension	—	321,559	—	321,559
Net loss attributable to non-controlling interest	414,000	—	1,522,000	—

Net loss applicable to common stockholders	$(8,789,872)	$(10,894,895)	$(29,474,623)	$(28,670,234)

Net Loss Per Share - Basic and Diluted	$(0.80)	$(1.57)	$(3.27)	$(4.37)

Weighted Average Common Shares Outstanding
Basic and diluted	11,006,896	6,954,278	9,020,356	6,557,892

Reflects a 1-for-25 reverse stock split effective November 25, 2024.

CITIUS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED JUNE 30, 2025 AND 2024

(Unaudited)

	2025	2024
Cash Flows From Operating Activities:
Net loss	$(30,996,623)	$(28,348,675)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	7,946,529	9,198,340
Issuance of common stock for services	—	284,175
Amortization of operating lease right-of-use asset	152,212	154,494
Depreciation	—	1,432
Deferred income tax expense	792,720	432,000
Changes in operating assets and liabilities:
Inventory	(8,940,201)	—
Prepaid expenses	1,386,824	(2,205,091)
Accounts payable	5,166,831	(1,263,998)
Accrued expenses	8,506,648	74,185
Accrued compensation	1,481,023	(454,315)
Operating lease liability	(167,911)	(161,234)
Net Cash Used In Operating Activities	(14,671,948)	(22,288,687)

Cash Flows From Financing Activities:
Net proceeds from common stock offerings	16,509,194	13,718,951
Proceeds from sale of Series A preferred stock	100	—
Redemption of Series A preferred stock	(100)	—
Proceeds from note payable and advance from employee	1,300,000	—
Repayment of advance from employee	(300,000)	—
Net Cash Provided By Financing Activities	17,509,194	13,718,951
Net Change in Cash and Cash Equivalents	2,837,246	(8,569,736)
Cash and Cash Equivalents - Beginning of Period	3,251,880	26,480,928
Cash and Cash Equivalents - End of Period	$6,089,126	$17,911,192
Supplemental Disclosures of Cash Flow Information and Non-cash Transactions:
Operating lease right-of-use asset and liability recorded	$786,697	$—

5